EXHIBIT 10.4

AMENDMENT #1 TO THE SECOND AMENDED AND RESTATED

PROPERTY MANAGEMENT AGREEMENT

This Amendment (this “Amendment”) is made and effective as of June 30, 2015, and is between BROADSTONE NET LEASE, INC. (the “Corporation”), a Maryland corporation, BROADSTONE NET LEASE, LLC (the “Operating Company”), a New York limited liability company, and BROADSTONE REAL ESTATE, LLC (the “Property Manager”), a New York limited liability company. This Amendment amends the Second Amended and Restated Property Management Agreement (the “Agreement”), dated as of December 31, 2007, between the Corporation and the Operating Company, and the Property Manager.

In consideration of the Agreement, the agreements set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby agreed upon, the parties hereto agree as follows:

1.	Capitalized terms not defined herein have the meanings assigned to them in the Agreement.

2.	Section 1.3 of the Agreement shall be deleted in its entirety and replaced by the following:

1.3    Intentionally omitted.

3.	Section 1.6 of the Agreement shall be deleted in its entirety and replaced by the following:

1.6    “Change in Control” means the failure of the Sponsors, the Sponsors’ Affiliates, Trident BRE, LLC (“Trident BRE”), a Delaware limited liability company, Affiliates of Trident BRE and employees of the Property Manager who are members of the Property Manager, to collectively own, directly or indirectly, fifty percent (50%) or more of the outstanding membership interests of the Property Manager.

4.	Section 1.19 of the Agreement shall be deleted in its entirety and replaced by the following:

1.19    “Sponsors” means Amy L. Tait and Broadstone Ventures, LLC, a New York limited liability company.

5.	Section 2.3(c) of the Agreement shall be deleted in its entirety and replaced with the following:

(c)    Re-Leasing Functions. Property Manager shall coordinate the re-leasing of the Properties at the end of the existing term or otherwise as needed and shall negotiate and use its best efforts to secure executed Leases from qualified tenants, and to execute same on behalf of Owner, if requested, for available space in the Properties, such Leases to be in form and on terms approved by Owner and Property Manager, and to bring about complete re-leasing of the Properties. Property Manager shall be responsible for the hiring of all leasing agents, as necessary for the re-leasing of the Properties, and to otherwise oversee and manage the re-leasing process on behalf of the Owner.

6.	Section 2.3(d) of the Agreement shall be deleted and replaced in its entirety by the following:

(d)     Intentionally Omitted.

7.	Sections 4.1(b) and (d) of the Agreement shall be deleted and replaced in its entirety by the following:

(b)    Intentionally Omitted.

(d)     Intentionally Omitted.

8.	Section 6.1 of the Agreement shall be deleted and replaced in its entirety by the following:

6.1    Term, Termination and Termination Fee. This Agreement shall be effective on the date first above set forth and shall continue in full force and effect until December 31, 2017 (the “Initial Term”). Thereafter, this Agreement shall automatically renew for successive one (1) year periods, unless commencing on January 1, 2018, the Corporation provides the Property Manager with written notice of termination not less than one (1) year prior to January 1 of any year of a renewal term to be effective as of such January 1. In the event that the Corporation provides the Property Manager with written notice of termination as provided in the immediately preceding sentence, or terminates this Agreement as provided in clause (iii) below, on the date that the Agreement terminates, the Operating Company shall pay to Property Manager a fee equal to three (3) times the Management Fee to which the Property Manager was entitled during the twelve-month period immediately preceding the date of such termination. Notwithstanding the foregoing, this Agreement may be terminated: (i) immediately by the Independent Directors of the Corporation for Cause without incurring an obligation of the Operating Company to pay to Property Manager the aforementioned fee; (ii) upon one (1) year’s prior written notice given at any time by Property Manager; or (iii) by the Independent Directors, with written notice to the Property Manager, within 30 days following a Change in Control. In the event of the termination of this Agreement, the Property Manager will cooperate with the Operating Company and take all reasonable steps requested to assist the Owner in making an orderly transition of the property management function.

9.	Except as specifically amended hereby, all other provisions of the Agreement are hereby reaffirmed and remain in full force and effect as written.

10.	Each of the parties hereto represents to the others that the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of such party including, without limitation, its board of directors or managers and, if applicable, members.

11.	This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be amended or waived except as set forth in writing.

12.	This Amendment may be executed in one or more counterparts, each of which will be deemed an original, and all of which together constitute one and the same Amendment, notwithstanding that each party hereto has not executed the same counterpart. A facsimile or electronic copy of this Amendment showing the signatures of each of the parties hereto, or, when taken together, multiple facsimile or electronic copies of this Amendment showing the signatures of each of the parties hereto, respectively, where such signatures do not appear on the same copy, will constitute an original copy of this Amendment requiring no further execution.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

OWNER:
BROADSTONE NET LEASE, INC.

By:	/s/ Amy L. Tait
Name:	Amy L. Tait
Title:	Chief Executive Officer

BROADSTONE NET LEASE, LLC

By:	Broadstone Net Lease, Inc.,
Its Managing Member

By:	/s/ Amy L. Tait
Name:	Amy L. Tait
Title:	Chief Executive Officer

PROPERTY MANAGER:
BROADSTONE REAL ESTATE, LLC

By:	/s/ Amy L. Tait
Name:	Amy L. Tait
Title:	Chief Executive Officer

[Signature Page to Amendment #1 to Second Amended and Restated Property Management Agreement]